Apollo Investment Corporation
Reports Financial Results for the Quarter and Fiscal Year Ended March 31, 2022

Fiscal Fourth Quarter Financial Results:
•Net investment income per share for the quarter was $0.42 compared to $0.35 for the quarter ended December 31, 2021

•Net asset value per share as of the end of the quarter was $15.79 compared to $16.08 as of December 31, 2021, a decrease of 1.8% attributable to a decline in Merx and certain non core assets(1)
•New investment commitments made during the quarter totaled $116 million(2)
•Gross fundings during the quarter totaled $220 million(3) consisting $115 million of term loans and $105 million(4) of revolvers
•Gross exits during the quarter totaled $274 million, primarily consisting of $10 million of term loan sales, $124 million of term loan repayments, $7 million of equity positions, and $133 million of gross revolver paydowns(5)
–Sales and repayments include $7 million of second lien corporate loans and $32 million from non-core assets
•Net repayments during the quarter totaled $54 million primarily consisting of $26 million of net term loan repayments and $28 million of net revolver fundings
•Net leverage(6) as of March 31, 2022 was 1.51x, compared to 1.52x as of December 31, 2021
•Continued to repurchase $2.4 million(7) of common stock
•Declared a base distribution of $0.31 per share and a supplemental distribution of $0.05 per share for the quarter ending March 31, 2022(8)

New York, NY — May 19, 2022 —Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment” today announced financial results for its fourth fiscal quarter and fiscal year ended March 31, 2022. The Company’s net investment income was $0.42 per share for the quarter ended March 31, 2022, compared to $0.35 per share for the quarter ended December 31, 2021. The Company’s net asset value (“NAV”) was $15.79 per share as of March 31, 2022, compared to $16.08 as of December 31, 2021.
On May 19, 2022, the Board of Directors declared a distribution of $0.31 per share payable on July 7, 2022 to shareholders of record as of June 16, 2022. On May 19, 2022, the Company’s Board also declared a supplemental distribution of $0.05 per share payable on July 7, 2022 to shareholders of record as of June 16, 2022.

Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “We continue to make substantial progress reducing our exposure to non-core assets with the receipt of significant cash proceeds from the repayment of non-core assets. Pro-forma for post quarter end paydowns and pending sales, non-core assets represent approximatley 3% of the total portfolio, at fair value.” Mr. Howard Widra continued “Over the years, we have constructed a high quality first lien corporate lending portfolio which we believe is well-positioned for the current and evolving economic environment.”

___________________
(1)Corporate lending portfolio includes leveraged lending, life sciences, franchise finance, asset based and lender finance. Excludes Merx Aviation Finance, LLC ("Merx") and non-core and legacy assets. Non-core assets include oil & gas, structured credit, renewables, shipping and commodities
(2)Commitments made for the corporate lending portfolio.
(3)Gross fundings include $0.2 million of equity.
(4)Revolver fundings include $5.0 million funding for the Merx revolver.
(5)Revolver paydowns include $5.0 million paydown for the Merx revolver.
(6)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.
(7)From January 1, 2022 through May 18, 2022.
(8)Both distributions are payable on July 7, 2022 to stockholders of record on June 16, 2022.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021		March 31, 2021
Total assets	$2.60		$2.67		$2.69		$2.59			$2.54
Investment portfolio (fair value)	$2.52		$2.59		$2.61		$2.49			$2.45
Debt outstanding	$1.55		$1.59		$1.60		$1.49			$1.47
Net assets	$1.00		$1.02		$1.04		$1.04			$1.04
Net asset value per share	$15.79		$16.08		$16.07		$16.02			$15.88

Debt-to-equity ratio	1.54	x	1.55	x	1.54	x	1.43	x	1.41	x
Net leverage ratio (1)	1.51	x	1.52	x	1.51	x	1.39	x	1.36	x
___________________
(1)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended March 31,		Year Ended March 31,
(in millions)*	2022	2021	2022	2021

Investments made in portfolio companies	$220.1	$216.2	$1,140.8	$617.1
Investments sold	(9.7)	—	(27.8)	(101.1)
Net activity before repaid investments	210.3	216.2	1,113.0	516.0
Investments repaid	(264.6)	(268.8)	(1,047.1)	(896.9)
Net investment activity	$(54.3)	$(52.6)	$65.9	$(380.8)

Portfolio companies at beginning of period	139	143	135	152
Number of new portfolio companies	6	4	33	14
Number of exited portfolio companies	(6)	(12)	(29)	(31)
Portfolio companies at end of period	139	135	139	135

Number of investments made in existing portfolio companies	53	43	84	75

____________________
* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended March 31,		Year Ended March 31,
(in millions)*	2022	2021	2022	2021

Net investment income	$26.9	$25.6	$96.0	$110.0
Net realized and change in unrealized gains (losses)	(22.6)	16.8	(13.6)	1.8
Net increase in net assets resulting from operations	$4.2	$42.4	$82.4	$111.9

(per share)* (1)
Net investment income on per average share basis	$0.42	$0.39	$1.49	$1.69
Net realized and change in unrealized gain (loss) per share	$(0.36)	$0.26	$(0.21)	$0.03
Earnings per share — basic	$0.07	$0.65	$1.28	$1.71
____________________
* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *
During the three months ended March 31, 2022, the Company repurchased 60,605 shares at a weighted average price per share of $12.70 inclusive of commissions, for a total cost of $0.8 million. During the period from April 1, 2022 through May 18, 2022, the Company repurchased 128,522 shares at a weighted average price per share of $12.74 inclusive of commissions, for a total cost of $1.6 million.

Since the inception of the share repurchase program and through May 18, 2022, the Company repurchased 15,395,036 shares at a weighted average price per share of $15.97, inclusive of commissions, for a total cost of $245.8 million, leaving a maximum of $29.2 million available for future purchases under the current Board authorization of $275 million.

* Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of March 31, 2022, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $4.9 million, totaled $1.555 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025, $125 million of Unsecured Notes (the "2026 Notes") which will mature on July 16, 2026 and $1.080 billion outstanding under the Facility. As of March 31, 2022, $26.9 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $703 million as of March 31, 2022, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 8:00 AM EDT ON MAY 20, 2022
The Company will host a conference call on Friday, May 20, 2022 at 8:00 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (866) 342-8591 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9713. Participants should reference either Apollo Investment Corporation Q4 2022 Earnings Call or Conference ID: AINVQ422 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through June 10, 2022 by dialing (800) 688-9459; international callers should dial (402) 220-1373. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.apolloic.com.

SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021 were as follows:

	March 31, 2022		December 31, 2021		September 30, 2021	June 30, 2021	March 31, 2021
Portfolio composition, at fair value:
First lien secured debt	90%		87%		85%	81%	78%
Second lien secured debt	4%		4%		6%	7%	10%
Total secured debt	94%		91%		91%	88%	88%
Unsecured debt	0%		1%		1%	1%	1%
Structured products and other	0%		0%		0%	0%	0%
Preferred equity	1%		1%		1%	1%	1%
Common equity/interests and warrants	5%		6%		7%	10%	10%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	8.0%		7.9%		7.9%	7.7%	7.8%
Second lien secured debt (2)	9.6%		9.6%		9.5%	10.0%	9.9%
Total secured debt (2)	8.1%		8.0%		7.9%	7.9%	8.0%
Unsecured debt portfolio (2)	—%		5.3%		5.2%	5.2%	5.3%
Total debt portfolio (2)	8.1%		7.9%		7.9%	7.9%	8.0%
Total portfolio (3)	7.1%		6.9%		6.9%	6.4%	6.5%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0	billion	$0.0	billion	—	—	—
Floating rate amount	$2.0	billion	$2.0	billion	$2.1 billion	$1.9 billion	$1.9 billion
Fixed rate, as percentage of total	1%		1%		—	—	—
Floating rate, as percentage of total	99%		99%		100%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0	billion	$0.0	billion	—	—	—
Floating rate amount	$2.0	billion	$2.0	billion	$2.1 billion	$1.9 billion	$1.9 billion
Fixed rate, as percentage of total	1%		1%		—%	—%	—%
Floating rate, as percentage of total	99%		99%		100%	100%	100%

(1)An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)Exclusive of investments on non-accrual status.
(3)Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	March 31, 2022	March 31, 2021
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,001,907 and $1,871,073, respectively)	$1,977,647	$1,844,627
Non-controlled/affiliated investments (cost — $130,866 and $133,428, respectively)	63,709	50,874
Controlled investments (cost — $613,056 and $711,898, respectively)	481,817	553,650
Cash and cash equivalents	30,033	50,180
Foreign currencies (cost — $601 and $4,462, respectively)	565	4,444
Receivable for investments sold	7,989	1,351
Interest receivable	15,554	13,135
Dividends receivable	5,083	3,793
Deferred financing costs	17,005	21,528
Prepaid expenses and other assets	719	907
Total Assets	$2,600,121	$2,544,489

Liabilities
Debt	$1,550,608	$1,465,371
Payable for investments purchased	—	—
Distributions payable	22,913	23,493
Management and performance-based incentive fees payable	9,912	8,666
Interest payable	3,335	2,096
Accrued administrative services expense	897	794
Other liabilities and accrued expenses	7,624	7,739
Total Liabilities	$1,595,289	$1,508,159

Net Assets	$1,004,832	$1,036,330

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 63,647,240 and 65,259,176 shares issued and outstanding, respectively)	$62	$65
Capital in excess of par value	2,078,760	2,099,876
Accumulated under-distributed (over-distributed) earnings	(1,073,990)	(1,063,611)
Net Assets	$1,004,832	$1,036,330

Net Asset Value Per Share	$15.79	$15.88

APOLLO INVESTMENT CORPORATION
STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$43,318	$41,003	$164,878	$178,277
Dividend income	1	—	560	753
PIK interest income	231	1,422	2,652	5,447
Other income	1,303	680	5,060	2,472
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	48	45	190	118
Dividend income	331	309	1,290	1,308
PIK interest income	19	15	71	15
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	9,114	7,036	35,043	25,624
Dividend income	—	—	2,059	1,691
PIK interest income	375	315	1,352	1,044
Other income	—	—	—	—
Total Investment Income	$54,740	$50,825	$213,155	$216,749
Expenses
Management fees	$8,938	$8,691	$36,142	$36,434
Performance-based incentive fees	1,043	—	11,681	—
Interest and other debt expenses	14,280	12,966	55,020	55,416
Administrative services expense	1,409	1,175	5,835	4,765
Other general and administrative expenses	2,365	2,459	9,106	10,495
Total expenses	28,035	25,291	117,784	107,110
Management and performance-based incentive fees waived	—	—	—	—
Performance-based incentive fee offset	(68)	(25)	(247)	(25)
Expense reimbursements	(114)	(75)	(343)	(362)
Net Expenses	$27,853	$25,191	$117,194	$106,723
Net Investment Income	$26,887	$25,634	$95,961	$110,026
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$757	$1,122	$2,977	$(13,113)
Non-controlled/affiliated investments	—	—	541	(4,285)
Controlled investments	—	—	(65,299)	—
Foreign currency transactions	(2,778)	(4,501)	(5,586)	(4,108)
Extinguishment of debt	—	—	—	—
Net realized gains (losses)	(2,021)	(3,379)	(67,367)	(21,506)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(1,655)	11,467	2,184	69,431
Non-controlled/affiliated investments	(3,610)	1,707	15,398	3,894
Controlled investments	(19,883)	3,071	27,010	(36,393)
Foreign currency translations	4,520	3,911	9,178	(13,591)
Net change in unrealized gains (losses)	(20,628)	20,156	53,770	23,341
Net Realized and Change in Unrealized Gains (Losses)	$(22,649)	$16,777	$(13,597)	$1,835
Net Increase (Decrease) in Net Assets Resulting from Operations	$4,238	$42,411	$82,364	$111,861
Earnings (Loss) Per Share — Basic	$0.07	$0.65	$1.28	$1.71

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc., a high growth global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results of operations, liquidity and capital resources; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

For additional information about the COVID-19 pandemic and its potential impact on the Company’s results of operations and financial condition, please refer to the COVID-19 Developments section and additional disclosure in our Form 10-K for the period ended March 31, 2022.

Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com